Exhibit 99.1

Contact:
Timothy Cunningham
eLoyalty Corporation
(847) 582 7015
ir@eloyalty.com

eLoyalty Provides Business Update
Raises first quarter revenue estimate, discusses new customer acquisition, reviews progress of its primary Service
Lines and updates hiring plans

Lake Forest, IL, April 6, 2004 – eLoyalty Corporation, a leading enterprise CRM services and solutions company (NASDAQ: ELOY), today provided an update on significant elements of its business, including:

•	First Quarter 2004 revenue estimate,
•	Customer acquisition and progress of primary Service Lines,
•	Current hiring plans, and
•	Conference Call to discuss first quarter 2004 results and business outlook.

First Quarter Revenue Estimate
The company presently expects its first quarter 2004 revenues will exceed its previous guidance of $12.0 million to $14 million. While first quarter results are still preliminary, the company presently expects that revenues will be in the range of $14.4 million to $14.7 million. The improved revenue outlook is principally driven by the company generating more revenue from new accounts than was expected.

In addition, late in the first quarter of 2004 the company secured a significant add on project at an existing account. The company worked approximately 1,400 hours on this project, however no revenue was recorded for this work as the related contracts were not executed as of the end of the first quarter. The company currently expects to execute these agreements in the second quarter.

Customer Acquisition and Progress of Service Lines
In the first quarter, the company presently expects it will recognize revenue from 17 new customers (including 5 Managed Services customers), above its previous guidance of 10 to 14 new customers.

In addition, the company made significant progress in several of its major Service Lines. Key indicators of this progress include:

•	Converged Internet Protocol Contact Center (IPCC) Solutions and Managed Services
•	Being selected for 11 new Managed Services engagements, of which 5 were contracted for at quarter-end,
•	Being selected for 3 new implementation IPCC engagements, and
•	Building additional momentum with the company’s primary go to market partner, Cisco Systems.

•	Contact Center Optimization Solutions (CCOS)
•	Adding three new CCOS customers, and
•	Launching a new set of Assessment Offerings.

Current Hiring Plans
During the back half of the first quarter the company ramped up its employee recruiting to meet increased demand and replace employee attrition. As a result of the efforts, the company hired 17 people in the first quarter of 2004. The company continues to actively recruit for personnel who have skills in contact center telephony, Voice-over Internet Protocol (VoIP) and other CRM technologies related to contact center applications.

“We are very pleased with the significant progress we made in a number of key areas of our business in the first quarter and we continue to believe we are at the early stage of a sustainable business recovery,” stated Kelly D. Conway, President and CEO of eLoyalty. “We also believe that we have identified and are well positioned to capitalize on several emerging service areas, which can create the basis for significant future growth. We are also mindful of the adverse impact of three years of price erosion on our gross margins. Accordingly, we will continue to cautiously invest in new growth areas while also working to reduce all non essential expenses.”

Conference Call Information
eLoyalty will provide an update of its financial results and business outlook during its quarterly conference call. The company will release its first quarter 2004 financial results after the close of market on Monday, May 10, 2004. eLoyalty management will host a conference call at 8:30 a.m. eastern time on Tuesday, May 11, 2004.

A webcast of the conference call will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at http://www.eloyalty.com/investor/ where this press release, as well as other financial information that will be discussed on that call, is also available. It is recommended that participants using the Web, access the site at least fifteen minutes before the webcast begins, in order to download and install any necessary audio software.

For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning two hours after the call is completed until May 18, 2004 by dialing (888) 509-0081 or, for international callers, (416) 695-5275. There is no passcode for the replay.

About eLoyalty
eLoyalty is a leading management consulting, systems integration, and managed services company focused on optimizing customer interactions. With professionals in offices throughout North America and Europe, eLoyalty’s broad range of enterprise Customer Relationship Management (CRM)-related services and solutions include creating customer strategies; defining technical architectures; selecting, implementing and integrating best-of-breed CRM software applications; and providing ongoing support for multivendor systems. The combination of eLoyalty’s methodologies and technical expertise enables eLoyalty to deliver the tangible economic benefits of customer loyalty for its Global 2000 and government clients. For more information about eLoyalty, visit www.eloyalty.com or call 877-2ELOYAL.

ASSUMPTIONS UNDERLYING FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS
This news release contains forward-looking statements, including references to plans, strategies, objectives and anticipated future performance and other statements not strictly historical in nature, which are based on current management expectations, forecasts and assumptions. These forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors that might cause such a difference include, among others: the ability to attract new clients and continuation of existing and new business from existing clients; reliance on major clients and suppliers, increasing client concentration and maintenance of good relations with key business partners; risks involving the variability and predictability of the number, size, scope, cost and duration of, and revenues from, client engagements, including unanticipated deferrals or cancellations of engagements due to changes in customers’ requirements or preferences for the company’s services (because the company’s business is relationship based, substantially all of the company’s customers retain the right to defer or cancel the company’s engagement, regardless of whether there is a written contract); management of other risks associated with increasingly complex client projects and new services offerings, including risks involving collection of billed amounts, shifts from time and materials to alternative or value-based pricing and variable employee utilization rates, project personnel costs and project requirements; maintenance of the company’s reputation and financial strength to remain competitive; the company’s ability to execute its strategy of reducing costs, achieving benefits from cost reduction activities and maintaining a lower cost structure; management of growth and expansion of business with new services offerings and into new markets; continued access to capital resources to meet eLoyalty’s operating and financial needs; implementation of appropriate infrastructure in a timely and cost-effective manner; the ability to attract and retain highly skilled employees in a competitive information technology labor market; demand for CRM services and software generally and continuing intense competition in the information technology services industry generally and particularly in the provision of CRM services and software; the rapid pace of technological innovation in the information technology services industry and the ongoing challenge of creating innovative solutions that meet client expectations; risks associated with eLoyalty’s global operations; future legislative, regulatory or legal actions affecting the information technology services industry or the protection of eLoyalty’s intellectual property rights; the uncertain extent of the current economic recovery and its impact on eLoyalty’s financial results; and other general business, capital market and economic conditions and volatility. For further information about these and other risks, see eLoyalty’s recent SEC filings, including, without limitation, its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as those identified under “Risk Factors” in the Registration Statement on Form S-3 filed on September 24, 2002.